EXHIBIT 99.2

PRESS RELEASE

CIRCOR Appoints Norman E. Johnson to Board of Directors

Director Thomas E. Naugle Retires from Board

Burlington, MA - July 31, 2012 - CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the energy, aerospace and industrial markets, today announced that it has appointed Norman E. Johnson as a director, effective immediately. Mr. Johnson is the Executive Chairman and former President and CEO of Clarcor, Inc. (NYSE: CLC), a global manufacturer of filtration products, services and systems. Mr. Johnson, who will serve as a Class I director with a term expiring at CIRCOR's Annual Meeting of Stockholders in 2015, succeeds Thomas E. Naugle, who has retired from the Board due to family priorities. Mr. Naugle had served as a director since October 2002.

Bill Higgins, Chairman and Chief Executive Officer of CIRCOR, said, “We are pleased to appoint Norm Johnson to the CIRCOR Board and look forward to working closely with him. Norm has a successful track record of creating shareholder value, including building Clarcor into one of the world's leading filtration companies, especially in the oil and gas markets. His industry knowledge will be a valuable asset as we continue to execute our growth strategy. I also would like to personally thank Tom Naugle for his nearly 10 years of dedicated service to the Board.”

Mr. Johnson has held multiple executive leadership positions within Clarcor during the past 22 years, including 11 years as Chairman, President and CEO (2000-2011) and five years as President and Chief Operating Officer (1995-2000). Mr. Johnson, who also serves on the Board of Schneider National, a privately-held multi-billion dollar trucking and logistics company, holds a BBA degree from the University of Iowa and an MBA degree from Drake University. He will serve on the CIRCOR Board's Nominating and Corporate Governance Committee.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to Mr. Johnson's expected contributions to the board of directors. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the energy, aerospace and industrial markets. With more than 7,500 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR's culture, built on the CIRCOR Business System, is defined by the Company's commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company's strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company's investor relations web site at http://investors.circor.com.

Contact:
Frederic M. Burditt
Chief Financial Officer
CIRCOR International
(781) 270-1200